SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 9, 1999
                                                          -----------------

                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                   0-25691                     13-4051921
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(State or Other Jurisdiction       (Commission                 (IRS Employer
     of Incorporation)             File Number)              Identification No.)



110 East 59th Street, New York, New York                           10022
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(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
                                                           --------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.
------         ------------

     (A) On December 9, 1999, NTL Incorporated ("NTL") announced that it had signed a comprehensive agreement with Flextech covering carriage of the Flextech and UKTV channels on NTL's cable systems. The agreement includes a significant commitment to jointly market the channels and specifically their availability on NTL's digital services.

     (B) On December 9, 1999, NTL announced that a wholly-owned subsidiary, Premium TV Limited ("PTV"), had entered into a media partnership with Newcastle United PLC. Under the agreement, PTV will make an investment in Newcastle United for an additional equity stake and will also receive certain marketing and sponsorship rights associated with the football club.

     In conjunction with the agreement, PTV will invest (UK Pound) 5 million for an equity stake of 3.6%, thereby increasing PTV's stake in Newcastle United to 9.9%. In addition, PTV will enter into a 25 million pounds sterling Loan Agreement with Newcastle United. This loan will be repaid after five years by the issue of Newcastle United ordinary shares to PTV (at an equivalent issue price of 155 pence per share), representing an additional 9.99% of Newcastle United's fully diluted ordinary share capital. In December 1998, PTV made a strategic investment in the club by purchasing 9 million shares, representing 6.3% of issued Ordinary Share capital of Newcastle United, from a majority Newcastle United shareholder at a price of 111.7 pence per share.

     (C) On December 14, 1999, NTL and the BBC announced an agreement to expand the development of the extensive archive of sports programming owned by the BBC. NTL, through its wholly-owned subsidiary Premium TV Limited, has obtained the rights to the archive for a fixed annual commitment plus a sharing of profits above that commitment.

     (D) On December 16, 1999, NTL announced that the UK Secretary of State for Trade and Industry had issued an announcement that he would clear France Telecom's proposed investment in NTL provided that France Telecom were to undertake to divest its interests in Crown Castle UK Holdings Limited, Crown Castle UK Limited and Crown Castle International Corporation.

      France Telecom is cooperating fully with the Office of Fair Trading.

     (E) On December 17, 1999, NTL announced that it had priced an issue of $1 billion of 5.75% Convertible Subordinated Notes Due 2009 (the "Convertible Notes"). The Convertible Notes are convertible into NTL common stock and have a conversion price of $135.23 per share.

     The proceeds from the sale of the Convertible Notes will be used to partly finance NTL's CHF5.8 billion (approximately $3.7 billion) acquisition of the Cablecom Group, announced on December 13, 1999.

     (F) On December 20, 1999, NTL announced the exercise of an overallotment option in its offering of $1 billion of Convertible Notes priced on December 16, 1999. The overallotment option is for an additional $200 million of Convertible Notes.

Item 7.           Financial Statements and Exhibits.
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                  Exhibits

99.1              Press release, issued December 9, 1999

99.2              Press release, issued December 9, 1999

99.3              Press release, issued December 14, 1999

99.4              Press release, issued December 16, 1999

99.5              Press release, issued December 17, 1999

99.6              Press release, issued December 20, 1999

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             NTL INCORPORATED
                                             (Registrant)


                                             By: /s/  Richard J. Lubasch
                                             ---------------------------
                                             Name:    Richard J. Lubasch
                                             Title:   Executive Vice President-
                                                        General Counsel


Dated: December 21, 1999

                                  EXHIBIT INDEX
                                  -------------


Exhibit                                                               Page
-------                                                               ----

99.1           Press release, issued December 9, 1999

99.2           Press release, issued December 9, 1999

99.3           Press release, issued December 14, 1999

99.4           Press release, issued December 16, 1999

99.5           Press release, issued December 17, 1999

99.6           Press release, issued December 20, 1999